EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECURITIES EXCHANGE ACT OF 1934 RULES 13a-14(a) AND 15d-14(a), AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kendall Larsen, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of VirnetX Holding Corporation for the fiscal year ended December 31, 2023; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Kendall Larsen
Kendall Larsen
President and Chief Executive Officer
(Principal Executive Officer)
Date: April 18, 2024